Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-119250 on Form SB-2 of Raser Technologies, Inc. of our report, dated February 7, 2005, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ TANNER LC

Salt Lake City, Utah

February 28, 2005